Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Third Quarter 2015 Results

MINNEAPOLIS, Oct. 27, 2015 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three and nine months ended Sept. 30, 2015.

“Our performance over the course of 2015 demonstrates the strength of our competitive position, the appeal of our value proposition and our ability to execute and deliver growth in a challenging market environment,” said Kevin Gilligan, chairman and chief executive officer. “Our goal is to continue outperforming the market while positioning Capella for long-term sustainable growth.”

For the three months ended Sept. 30, 2015:

•	Revenues were $103.7 million, compared to $103.1 million in the third quarter of 2014, an increase of 0.6 percent.

•
Capella University total active enrollment increased 4.2 percent to 36,683, new enrollment increased by 2.3 percent from third quarter 2014 and early cohort persistence improved by approximately 3 percent.

•	Operating income was $13.5 million, compared to $13.2 million for the same period in 2014. Operating margin was 13.0 percent, compared to 12.8 percent for the third quarter 2014.

•	Net income for the third quarter of 2015 was $8.2 million, compared to $7.8 million for the same period in 2014.

•	Net income per diluted share was $0.67, compared to $0.62 for the same period in 2014.

For the nine-month period ended Sept. 30, 2015:

•	Revenues increased by 2.3 percent to $320.8 million, compared to $313.5 million for the same period in 2014.

•	Operating income for the nine-month period ended Sept. 30, 2015 was $47.4 million, or 14.8 percent of revenue, compared to $43.8 million, or 14.0 percent of revenue during the same period in 2014.

•	Net income was $28.5 million, or $2.31 per diluted share, compared to $25.6 million, or $2.04 per diluted share, for the same period in 2014.

Balance Sheet and Cash Flow

As of Sept. 30, 2015, the Company had cash and marketable securities of $169.7 million, compared to $167.1 million at Dec. 31, 2014, and no debt outstanding as of Sept. 30, 2015.

Cash flow from operating activities for the nine months ended Sept. 30, 2015 was $51.7 million compared to $47.5 million in the same period a year ago.

Dividend and Share Repurchases

A quarterly cash dividend of $0.37 per outstanding share of common stock was declared during the third quarter of 2015. The dividend was paid on Oct. 15, 2015.

In the third quarter 2015, the Company repurchased approximately 146,000 shares of Capella stock for total consideration of $7.5 million. The remaining authorization as of the end of the third quarter was $13.5 million.

Outlook

For the fourth quarter ending Dec. 31, 2015, Capella University new enrollment is expected to decline year-over-year in the mid-single-digit percentage range. Total enrollment is expected to grow about 1.5 to 2.5 percent year-over-year, and consolidated revenue is expected to be about flat to up 1.0 percent compared to fourth quarter 2014.

The consolidated operating margin is anticipated to be approximately 17.0 to 18.0 percent of total revenue for the fourth quarter of 2015.

“Our fourth quarter 2015 outlook reflects continued variability in the market environment,” said Steve Polacek, senior vice president and chief financial officer. “We are investing to support our learners and building on our unique capabilities to drive shareholder value.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements;

maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC), and any updates or developments described in our Quarterly Reports on Form 10-Q and other documents the company files with the SEC.

Conference Call

Capella will discuss its third quarter 2015 results and outlook during a conference call scheduled today, Oct. 27, 2015, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 48239481. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on Oct. 27 through Nov. 3, 2015, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 48239481. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leader in online education, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with approximately 37,000 learners as of Sept. 30, 2015. In addition, Capella Education Company offers online education through Arden University Ltd., formerly called Resource Development International Ltd. (RDI) (http://www.rdi.co.uk), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns Sophia (http://www.sophia.org), an innovative learning platform leveraging technology to support self-paced learning.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of September 30, 2015	As of December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,213	$94,003
Marketable securities, current	29,531	29,619
Accounts receivable, net of allowance of $6,848 at September 30, 2015 and $6,558 at December 31, 2014	18,441	17,902
Prepaid expenses and other current assets	16,333	9,007
Deferred income taxes	2,936	2,809
Total current assets	164,454	153,340
Marketable securities, non-current	42,991	43,430
Property and equipment, net	36,541	37,246
Goodwill	16,900	16,961
Intangibles, net	1,523	1,927
Other assets	1,923	1,453
Total assets	$264,332	$254,357
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,960	$6,832
Accrued liabilities	29,833	23,410
Dividends payable	4,639	4,622
Income taxes payable	—	709
Deferred revenue	13,295	11,718
Total current liabilities	56,727	47,291
Deferred rent	2,099	2,440
Other liabilities	3,029	3,698
Deferred income taxes	5,291	5,894
Total liabilities	67,146	59,323

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 11,976 at September 30, 2015 and 12,243 at December 31, 2014	120	122
Additional paid-in capital	115,025	112,417
Accumulated other comprehensive loss	(221)	(335)
Retained earnings	82,262	82,830
Total shareholders’ equity	197,186	195,034
Total liabilities and shareholders’ equity	$264,332	$254,357

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)
Revenues	$103,711	$103,097	$320,792	$313,525
Costs and expenses:
Instructional costs and services	48,221	47,143	142,651	139,973
Marketing and promotional	25,860	25,509	79,158	74,383
Admissions advisory	7,390	7,019	21,947	21,092
General and administrative	8,772	10,250	29,673	31,604
Lease amendment charges	—	—	—	2,690
Total costs and expenses	90,243	89,921	273,429	269,742
Operating income	13,468	13,176	47,363	43,783
Other income (expense), net	24	(46)	(68)	(559)
Income before income taxes	13,492	13,130	47,295	43,224
Income tax expense	5,320	5,373	18,755	17,606
Net income	$8,172	$7,757	$28,540	$25,618
Net income per common share:
Basic	$0.68	$0.63	$2.35	$2.08
Diluted	$0.67	$0.62	$2.31	$2.04
Weighted average number of common shares outstanding:
Basic	12,027	12,268	12,146	12,301
Diluted	12,237	12,505	12,373	12,545
Cash dividends declared per common share	$0.37	$0.35	$1.11	$1.05

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)
Operating activities
Net income	$28,540	$25,618
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	10,717	11,232
Depreciation and amortization	17,026	18,016
Amortization of investment discount/premium, net	1,702	1,319
Impairment of property and equipment	—	277
Loss on disposal of property and equipment	63	77
Share-based compensation	5,465	3,927
Excess tax benefits from share-based compensation	(422)	(451)
Deferred income taxes	(790)	(537)
Payment of contingent consideration	—	(906)
Changes in operating assets and liabilities
Accounts receivable	(11,285)	(11,273)
Prepaid expenses and other current assets	(4,327)	(670)
Accounts payable and accrued liabilities	7,458	(230)
Income taxes payable	(3,813)	149
Deferred rent	(341)	(623)
Deferred revenue	1,674	1,548
Net cash provided by operating activities	51,667	47,473
Investing activities
Capital expenditures	(16,478)	(15,788)
Investment in partnership interest	(470)	(1,453)
Purchases of marketable securities	(25,247)	(48,957)
Maturities of marketable securities	24,180	13,890
Net cash used in investing activities	(18,015)	(52,308)
Financing activities
Excess tax benefits from share-based compensation	422	451
Net proceeds from exercise of stock options	1,234	3,663
Payment of dividends	(13,570)	(12,961)
Repurchases of common stock	(18,500)	(14,032)
Payment of contingent consideration	—	(5,945)
Net cash used in financing activities	(30,414)	(28,824)
Effect of foreign exchange rates on cash	(28)	13
Net increase (decrease) in cash and cash equivalents	3,210	(33,646)
Cash and cash equivalents at beginning of period	94,003	124,097
Cash and cash equivalents at end of period	$97,213	$90,451
Supplemental disclosures of cash flow information
Income taxes paid	$23,331	$18,327
Non-cash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$382	$425
Declaration of cash dividend to be paid	$4,500	$4,346
Repurchases of common stock included in accrued liabilities	$—	$241

CAPELLA UNIVERSITY
Other Information

	September 30,
Enrollment by Degree (a):	2015	2014	% Change
Doctoral	9,559	9,976	(4.2)%
Master's	16,807	15,157	10.9%
Bachelor's	9,361	9,138	2.4%
Other	956	949	0.7%
Total	36,683	35,220	4.2%

(a) Enrollment as of September 30, 2015 and 2014 is the enrollment as of the last day of classes for the quarter ended September 30, 2015 and 2014, respectively.